                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 13, 1998


                             MANUGISTICS GROUP, INC.
             (Exact name of registrant as specified in its charter)




 DELAWARE                            0-22154                  52-1469385
(State or other                    (Commission               (I.R.S. Employer
 jurisdiction of                   File Number)              Identification No.)
 incorporation)




   2115 EAST JEFFERSON STREET, ROCKVILLE, MARYLAND                 20852
      (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:  (301) 984-5000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 13, 1998, the Company, through its indirect, wholly-owned subsidiary, Manugistics Nova Scotia Company ("Manugistics Nova Scotia"), a Nova Scotia unlimited company, acquired all of the then outstanding capital stock of ProMIRA Software Incorporated ("ProMIRA"), a Nova Scotia limited company (such transaction being referred to as the "Acquisition") pursuant to a certain Stock Purchase Agreement (the "Stock Purchase Agreement"). ProMIRA, headquartered in Ottawa, Canada, is a provider of supply chain planning tools for manufacturers of complex products in industries such as high-technology, electronics and motor vehicles and parts. (ProMIRA is the successor to ProMIRA Software Inc., a Canadian company which was continued into Nova Scotia in anticipation of the Acquisition.)

In connection with the purchase and sale of the ProMIRA capital stock and the cancellation of outstanding options to purchase ProMIRA stock, Manugistics Nova Scotia paid or delivered to or for the benefit of the holders of ProMIRA capital stock and options (the "ProMIRA Sellers") the following: cash in the aggregate amount of approximately $5,300,000 (Cdn. $7,633,330); and an aggregate of 1,550,000 shares of the Company's Common Stock (the "Shares"). In addition, the Company issued to ProMIRA Sellers options to purchase a total of 78,379 shares of the Company's Common Stock. The Shares and options were issued pursuant to exemptions from registration available under the Securities Act of 1933, as amended (the "Securities Act"). Five members of ProMIRA's senior management have entered into non-competition agreements with the Company.

The Company has accounted for the Acquisition as a purchase and anticipates recognizing a one-time, non-cash charge to write down acquired in-process research and development, preliminarily valued at $47,340,000, in its fiscal fourth quarter ending February 28, 1998. The cash paid at closing of the Acquisition (the "Closing") was obtained from the Company's working capital.

The Stock Purchase Agreement and a related Registration Rights Agreement require the Company to register the Shares for resale under the Securities Act and, in furtherance of this objective, to file a registration statement under the Securities Act with the Securities and Exchange Commission within fifteen days after the Closing. Thereafter, the Company must keep such Registration Statement effective at least until the first to occur of: (i) the sale of all of the Shares pursuant to such Registration Statement; (ii) the eligibility of the Shares to be sold pursuant to Rule 144(k) under the Securities Act; or (iii) 36 months following the Closing. Under the Registration Rights Agreement, the Company and the ProMIRA Sellers have agreed to indemnify each other for certain liabilities arising from violations of securities laws in connection with the registration and sale of the Shares.

Of the 1,550,000 shares issued in connection with the Acquisition, a total of 755,451 shares (the "Distributable Shares") were issued to a paying agent for direct transfer to the ProMIRA Sellers following the Closing (with the exception of certain of the Distributable Shares withheld by the paying agent in connection with United States and Canadian withholding tax obligations). Under the terms of the Registration Rights Agreement, the Distributable Shares will be eligible to be resold by the ProMIRA Sellers upon the effectiveness of the Registration Statement.

In addition, a total of 309,997 Shares (the "Escrow Shares") were delivered upon Closing to an escrow agent to secure potential indemnification claims of Manugistics Nova Scotia under the Stock Purchase Agreement. To the extent that Escrow Shares are not subject to indemnification claims on the various dates when distribution is to occur, approximately 50% of the Escrow Shares will be distributed to the ProMIRA Sellers on the first anniversary of the Closing and the remaining Escrow Shares will be distributed to the ProMIRA Sellers on the second anniversary of the Closing.

Finally, a total of 484,552 Shares (the "Custodian Shares") were delivered at Closing to a custodian, of which 432,065 Shares are not subject to forfeiture and are to be held for periods ranging from fifteen months to twenty-four months after the Closing. Specifically, 25% of such Custodian Shares will be released to the ProMIRA Sellers fifteen months following the Closing, and an additional 25% of such shares will be released each third month thereafter until all such shares have been released by the custodian. A total of 52,487 of the Custodian Shares issued for the benefit of ProMIRA Sellers who were expected to remain as employees of the Company or its subsidiaries following the Closing are subject to forfeiture if the employee voluntarily resigns his employment or if his employment is terminated for cause within certain periods ranging from one year to two years following the Closing.

The majority of the ProMIRA Sellers are citizens of and/or residents of Canada. There will be an exemption from otherwise applicable resale restrictions imposed by Canadian provincial securities laws if a resale involves the sale of Shares with an aggregate sales price of not less than $150,000 (Cdn.) ($97,000 (Cdn.) in the case of Alberta resident shareholders). For resales involving the sale of Shares with an aggregate sales price of less than $150,000 (Cdn.), there will generally be a further exemption from resale restrictions for Ontario resident shareholders if the resale is effected on The Nasdaq Stock Market (or on such other non-Canadian stock exchange on which the Company's Common Stock is then traded). For Quebec and Alberta resident shareholders, applications have been made to the Quebec Securities Commission and Alberta Securities Commission, respectively, for a similar discretionary exemption with respect to sales of Shares with an aggregate sales price less than $150,000 (Cdn.) ($97,000 (Cdn.) in the case of Alberta). If such discretionary exemptions are not granted, resales by Quebec and Alberta resident shareholders of Shares with aggregate sales prices below the aforementioned thresholds could be effected only in the event that certain other statutory exemptions were available.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

         (a)  Financial Statements of Business Acquired

         Audited Consolidated Financial Statements of ProMIRA Software Inc. as of November 30, 1997 and December 31, 1996 and for the eleven month period ended November 30, 1997 and the fiscal years ended December 31, 1996 and 1995.

         (b)  Pro Forma Financial Information

         Unaudited Pro Forma Combined Condensed Balance Sheets of Manugistics Group, Inc. and ProMIRA Software Inc. as of November 30, 1997 and Unaudited Pro Forma Combined Condensed Statements of Income of Manugistics Group, Inc. and ProMIRA Software Inc. for the nine months ended November 30, 1997 and for the year ended February 28, 1997.

         (c)  Exhibits

           2.1             Stock Purchase Agreement dated February 13, 1998
         * 2.1(b)          Escrow Agreement
         * 2.1(c)          Custodian Agreement
         * 2.1(d)          Paying Agent Agreement
         * 4               Registration Rights Agreement


         ----------
         * Each agreement named is dated February 13, 1998 and was entered into pursuant to the Stock Purchase Agreement filed as Exhibit 2.1.

AUDITORS' REPORT



To the Shareholders of
ProMIRA Software Inc.


We have audited the consolidated balance sheets of ProMIRA Software Inc. as at November 30, 1997 and December 31, 1996 and the consolidated statements of earnings and deficit and cash flows for the eleven-month period ended November 30, 1997, and the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 1997 and December 31, 1996 and the results of its operations and the changes in its financial position for the eleven-month period ended November 30, 1997, and the years ended December 31, 1996 and 1995 in accordance with accounting principles generally accepted in Canada which, except as disclosed in Note 13 to the consolidated financial statements, also conform in all material respects with accounting principles generally accepted in the United States.




DELOITTE & TOUCHE
Chartered Accountants
Ottawa, Ontario

January 23, 1998

PROMIRA SOFTWARE INC.
CONSOLIDATED STATEMENTS OF EARNINGS AND DEFICIT
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)

                                                        1997             1996             1995
                                                    -----------      -----------      -----------
                                                    (11 months)      (12 months)      (12 months)
-------------------------------------------------------------------------------------------------

Revenue
  Licenses                                          $ 3,869,611      $ 3,506,986      $ 3,214,680
  Training and integration                            1,308,775          726,477          555,555
  Maintenance                                         1,082,497          584,624          160,494
-------------------------------------------------------------------------------------------------

                                                      6,260,883        4,818,087        3,930,729
-------------------------------------------------------------------------------------------------

Expenses
  Cost of training, integration and maintenance       1,200,488          926,984          914,059
  Research and development                            1,728,331        1,915,895          646,503
  Investment tax credits                               (445,559)        (127,429)              --
  Sales and marketing                                 5,075,879        3,963,584        1,913,855
  General and administrative                          1,757,278        1,393,919          887,685
-------------------------------------------------------------------------------------------------

                                                      9,316,417        8,072,953        4,362,102
-------------------------------------------------------------------------------------------------

Loss from operations                                 (3,055,534)      (3,254,866)        (431,373)

Interest revenue                                         31,317           84,510          238,023
-------------------------------------------------------------------------------------------------

NET LOSS                                             (3,024,217)      (3,170,356)        (193,350)

DEFICIT, BEGINNING OF PERIOD                         (5,198,590)      (2,028,234)      (1,834,884)
-------------------------------------------------------------------------------------------------

DEFICIT, END OF PERIOD                              $(8,222,807)     $(5,198,590)     $(2,028,234)
-------------------------------------------------------------------------------------------------

PROMIRA SOFTWARE INC.
CONSOLIDATED BALANCE SHEET
AS AT NOVEMBER 30, 1997, DECEMBER 31, 1996
(CANADIAN DOLLARS)

-------------------------------------------------------------------------------

                                                   NOVEMBER 30,     DECEMBER 31,
                                                      1997             1996
                                                   -----------      -----------
CURRENT ASSETS

Cash and cash equivalents                          $   760,771      $   849,940
Accounts receivable                                  1,681,298        2,092,713
Unbilled revenue                                       144,611          201,516
Refundable investment tax credits receivable           436,503          127,429
Prepaid expenses                                       208,093          132,332
-------------------------------------------------------------------------------

                                                     3,231,276        3,403,930

CAPITAL ASSETS (Note 3)                                834,014          783,829
-------------------------------------------------------------------------------
                                                   $ 4,065,290      $ 4,187,759
-------------------------------------------------------------------------------
CURRENT LIABILITIES

Bank indebtedness (Note 4)                         $   171,160      $   479,500
Accounts payable                                       443,593        1,033,162
Accrued commissions and other amounts
  due to employees                                     546,761          334,925
Other accrued liabilities                              326,894           43,238
Deferred revenue                                       777,802          380,650
Current portion of obligations under
  capital lease (Note 5)                                53,854           39,353
-------------------------------------------------------------------------------

                                                     2,320,064        2,310,828

DEFERRED REVENUE                                       384,904               --
OBLIGATIONS UNDER CAPITAL LEASE (Note 5)                95,052           93,394
DUE TO A SHAREHOLDER (Note 6)                               --        1,000,000
-------------------------------------------------------------------------------
                                                     2,800,020        3,404,222
-------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

 Share capital (Note 7)                              9,488,077        5,982,127
 Deficit                                            (8,222,807)      (5,198,590)
-------------------------------------------------------------------------------
                                                     1,265,270          783,537
-------------------------------------------------------------------------------
                                                   $ 4,065,290      $ 4,187,759
-------------------------------------------------------------------------------

PROMIRA SOFTWARE INC.
CONSOLIDATED STATEMENT OF CASH FLOW
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)

------------------------------------------------------------------------------------------

                                                    1997             1996             1995
                                             -----------      -----------      -----------
                                             (11 months)      (12 months)      (12 months)
NET INFLOW (OUTFLOW) OF CASH RELATED
 TO THE FOLLOWING ACTIVITIES:

OPERATING
 Net loss                                    $(3,024,217)     $(3,170,356)     $  (193,350)
                                             -----------      -----------      -----------
 Item not affecting cash
  Amortization                                   626,663          553,690          243,005
------------------------------------------------------------------------------------------
                                              (2,397,554)      (2,616,666)          49,655
 Changes in non-cash operating
  working capital items (Note 10)                771,464          312,348         (790,816)
------------------------------------------------------------------------------------------
                                              (1,626,090)      (2,304,318)        (741,161)
------------------------------------------------------------------------------------------
FINANCING
 Obligations under capital lease                  16,159          (33,571)          99,984
 Repayment of related party note payable              --               --         (103,928)
 Issue of share capital                        3,505,950           50,783               22
 Advances from a shareholder                     333,333        1,000,000               --
 Conversion of shareholder advance to
  share capital                               (1,333,333)              --               --
------------------------------------------------------------------------------------------
                                               2,522,109        1,017,212           (3,922)
------------------------------------------------------------------------------------------
INVESTING
 Purchase of capital assets                     (676,848)        (880,693)        (423,977)
------------------------------------------------------------------------------------------
NET CASH INFLOW (OUTFLOW)                        219,171       (2,167,799)      (1,169,060)
CASH POSITION, BEGINNING OF PERIOD               370,440        2,538,239        3,707,299
------------------------------------------------------------------------------------------
CASH POSITION, END OF PERIOD                 $   589,611      $   370,440      $ 2,538,239
------------------------------------------------------------------------------------------
Cash position comprised of:
 Cash and cash equivalents                   $   760,771      $   849,940      $   227,898
 Marketable securities                                --               --        2,718,341
 Operating line                                 (171,160)        (479,500)        (408,000)
------------------------------------------------------------------------------------------
                                             $   589,611      $   370,440      $ 2,538,239
------------------------------------------------------------------------------------------

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------


1.       DESCRIPTION OF BUSINESS

         ProMIRA Software Inc. (formerly FastMAN Software Systems Inc.) ("the Company") was incorporated in 1993 under the Canada Business Corporations Act and commenced operations on July 1, 1994. The Company and its wholly-owned subsidiary, ProMIRA Software Corp., (formerly FastMAN Software, Inc.) are primarily engaged in the research, development and marketing of supply chain planning and scheduling software for manufacturers of complex products.


2.       ACCOUNTING POLICIES

         The financial statements have been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP), which, except as disclosed in Note 13, conform in all material respects to accounting principles generally accepted in the United States (United States GAAP) and include the following significant accounting policies:

         Basis of consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned U.S. subsidiary, ProMIRA Software Corp..

         Cash equivalents

         The Company considers cash on hand, deposits in banks, and highly liquid investments with an original maturity of three months or less as cash and cash equivalents.

         Marketable securities

         The Company has classified its short-term marketable securities as held-to-maturity securities.

         Capital assets

         Capital assets acquired by purchase are recorded at cost. Capital assets acquired by capital lease are recorded at the present value of minimum lease payments. Amortization is calculated on a straight-line basis commencing in the month of acquisition over the anticipated useful lives of the assets as follows:

                  Furniture and fixtures                               5 years
                  Computer hardware                                    2 years
                  Computer software                                    2 years
                  Leasehold improvements                               5 years
                  Trademarks                                           5 years

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------



2.       ACCOUNTING POLICIES (CONTINUED)

         Revenue recognition

         Revenue from software licenses is recognized upon shipment and acceptance of the product by the customer, provided that no significant obligations or collection uncertainties remain. Training and integration revenues are recognized when the services are performed. Maintenance revenue is recognized on a straight-line basis over the term of the contract. When customers are billed prior to provision of services, revenue is deferred until such time as the services are performed. Provision for warranty claims is established when the costs can be reasonably determined.

         Research and development costs

         Research costs are expensed as incurred. Development costs are also expensed unless they meet certain criteria related to technical, financial and market feasibility, in which case they are deferred. Expenditures for research and development equipment are capitalized.

         Investment tax credits

         The Company records investment tax credits when it believes it has complied with the eligibility requirements as set out in the Income Tax Act. Investment tax credits are recorded as a reduction of the related expense or the cost of the asset acquired.

         Foreign currency translation

         The accounts of the wholly-owned subsidiary, which is considered to be an integrated subsidiary, and accounts in foreign currencies have been translated into Canadian dollars using the temporal method of foreign currency translation. Under this method, monetary assets and monetary liabilities are translated at year-end exchange rates. All non-monetary assets and liabilities are translated at rates prevailing at the transaction date. Revenues and expenses are translated using the effective monthly rate in which the transaction occurs except for amortization which is translated at the same rate as the assets to which they relate. Gains or losses resulting from these transactions are included in earnings in the year in which they occur.

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------



2.       ACCOUNTING POLICIES (CONTINUED)

         Use of accounting estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates that affect the reported amounts of assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from the estimates made by management.


3.       CAPITAL ASSETS

                                                                         1997
                                             -------------------------------------------------------------
                                                                      Accumulated           Net Book
                                                     Cost            Amortization             Value
                                             -------------------------------------------------------------
         Furniture and fixtures                      $   235,824          $   (94,303)         $  141,521
         Computer hardware                             1,476,154           (1,073,003)            403,151
         Computer software                               507,883             (266,105)            241,778
         Leasehold improvements                           60,355              (29,657)             30,698
         Trademarks                                       22,269               (5,403)             16,866
                                             -------------------------------------------------------------

                                                    $  2,302,485         $ (1,468,471)          $ 834,014
                                             -------------------------------------------------------------


                                                                         1996
                                             -------------------------------------------------------------
                                                                      Accumulated           Net Book
                                                     Cost            Amortization             Value
                                             -------------------------------------------------------------
         Furniture and fixtures                       $  146,361             $ (44,565)         $ 101,796
         Computer hardware                             1,127,591              (655,597)           471,994
         Computer software                               305,639              (132,451)           173,188
         Leasehold improvements                           26,959                (7,556)            19,403
         Trademarks                                       19,087                (1,639)            17,448
                                             -------------------------------------------------------------

                                                      $1,625,637             $(841,808)         $ 783,829
                                             -------------------------------------------------------------

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------


4.       BANK INDEBTEDNESS

         As at November 30, 1997, the Company had credit facilities totalling $1,000,000 (1996 - $1,000,000) of which $171,160 (1996 - $479,500) was being utilized. The credit facilities bear interest at bank prime plus 1% and are secured by a general security agreement over all corporate assets other than real property.

         At November 30, 1997 the Company was in breach of several covenants of the banking agreement. The bank has provided a temporary waiver of this breach of covenants, in view of the change in control described in Note 14.

5.       OBLIGATIONS UNDER CAPITAL LEASES

                                                              1997          1996
                                                          --------      --------
         Capital leases bear interest at rates
         ranging from 9.1% to 14.3%, are
         repayable in monthly installments
         including interest, and mature from
         August 1998 to November 2002                     $148,906      $132,747

         Current portion                                    53,854        39,353
                                                          ----------------------

                                                          $ 95,052      $ 93,394
                                                          ----------------------

         The capital leases are secured by certain computer equipment and furniture.

         The future minimum lease payments under capital leases due in each of the next five years are as follows:

                  1998                                       $65,545
                  1999                                        53,926
                  2000                                        25,120
                  2001                                        13,096
                  2002                                        20,762
                                                      ----------------

                                                             178,449

                  INTEREST PORTION                            29,543
                                                      ----------------

                                                            $148,906
                                                      ----------------

6.       DUE TO A SHAREHOLDER

         The amount due to a shareholder consisted of a 20% demand note, which was converted into preferred shares during 1997, at a rate of 1 preferred share for each $10 of debt.

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------


7.       SHARE CAPITAL

         Description

         Class A preferred shares are non-voting, redeemable and retractable at $1 per share, with a 6% per annum cumulative dividend in the event the Company completes a public offering. These shares rank junior to both the Class B and Class C preferred shares. The Class A preferred shares were deleted from the authorized capital of the Corporation in July, 1997.

         Class B preferred shares are non-voting, redeemable and retractable at $1 per share, with a non-cumulative dividend of 6% on the redemption amount. Dividends on Class B shares would become cumulative after completion of a public offering.

         Class C preferred shares are non-voting, redeemable and retractable at $2 per share, with a non-cumulative dividend of 6% on the redemption amount. Dividends on Class C shares would become cumulative after completion of a public offering.

         Class D preferred shares, issuable in series, are non-voting, redeemable and retractable at $10 per share, with a cumulative dividend of 20% on the redemption amount. After six months, the preferred shares may be converted into common shares on the basis of 1 preferred share for 5.7143 common shares. Unpaid dividends accrue with 20% interest and upon conversion unpaid dividends and interest are converted into common shares on the same basis as the principal.

         Authorized
         An unlimited number of Class A Preferred shares
         An unlimited number of Class B Preferred shares
         An unlimited number of Class C Preferred shares
         333,333 Class D Series 1 Preferred shares
         An unlimited number of common shares
         An unlimited number of non-voting common shares

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------



7.       SHARE CAPITAL (CONTINUED)


         Issued

                                                          Class A Preferred Shares                 Class B Preferred Shares
                                                       Number                Amount               Number              Amount
                                                       ------                ------               ------              ------
         Outstanding, December 31, 1994               5,000,000           $ 2,931,050            1,300,000              $ 1

         Redemption on conversion
          to common shares                           (5,000,000)          (2,931,050)                -                   -
                                                ------------------------------------------------------------------------------

         Outstanding, December 31, 1995,
           1996 and November 30, 1997                     -                   $ -                1,300,000              $ 1
                                                ------------------------------------------------------------------------------


                                                          Class C Preferred Shares                 Class D Preferred Shares
                                                       Number                Amount               Number              Amount
                                                       ------                ------               ------              ------
         Outstanding, December 31, 1994,
          1995, and 1996                              1,500,000           $ 3,000,000                -            $         -

         Issued on conversion of debt                     -                    -                  333,333           3,333,330
                                                ------------------------------------------------------------------------------

         Outstanding, November 30, 1997               1,500,000           $ 3,000,000             333,333         $ 3,333,330
                                                ------------------------------------------------------------------------------




         At November 30, 1997 unpaid dividends on the Class D preferred shares totalled $381,735. These undeclared dividends are not reflected in the financial statements.

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------


7.       SHARE CAPITAL (CONTINUED)

                                                                                                       Non-voting
                                                            Common Shares                             Common Shares
                                                     Number              Amount                Number               Amount
                                                     ------              ------                ------               ------
         Outstanding, December 31, 1994          11,205,000         $       271                     -            $       -
         Issued on conversion of Class A
          preferred shares                            5,000           2,931,050                     -                    -
         Issued for cash                            281,000                  29                     -                    -
         Redeemed for cash                          (65,000)                 (7)                    -                    -
                                           ---------------------------------------------------------------------------------

         Outstanding, December 31, 1995          11,426,000           2,931,343                     -                    -
         Issued for business acquisition            500,000              50,000                     -                    -
         Issued for cash                            266,000                 795                     -                    -
         Redeemed for cash                         (119,000)                (12)                    -                    -
                                           ---------------------------------------------------------------------------------

         Outstanding, December 31, 1996          12,073,000           2,982,126                     -                    -
         Issued on conversion of debt                     -                   -               166,666                    3
         Issued under Stock Option Plan              39,375               3,937                     -                    -
         Issued for cash                            220,000               5,395                     -                    -
         Issued for extinguishment of
          interest liability                              -                   -                97,507              170,637
         Redeemed for cash                          (75,000)             (7,352)                    -                    -
                                           ---------------------------------------------------------------------------------
         Outstanding, November 30, 1997          12,257,375         $ 2,984,106               264,173            $ 170,640
                                           ---------------------------------------------------------------------------------



         During 1996, the Company acquired all of the outstanding shareholdings of 2948389 Canada, Inc., a company engaged in research and development activities, for total consideration of $50,000.

         Stock option plan

         The Company has established a Stock Option Plan applicable to employees and directors of the Company. The options are granted at a price which has been determined by the Board of Directors and may generally be exercised in equal portions during the years following the first, second, third and fourth anniversary of the date of grant, and expire on the earlier of the tenth anniversary and termination of employment. Under the terms of the Stock Option Plan, there are 476,000 common shares reserved for the grant of options.

         Activity in the stock option plan is summarized below:

                                                                                            Exercise
                                                                    Options                   Price
                                                                    -------                   -----
         Options outstanding, December 31, 1995                            -                     $  -
           Granted                                                    39,375                    $0.10
                                                          ---------------------------------------------
         Options outstanding, December 31, 1996                       39,375                    $0.10
           Granted                                                   476,000               $0.01-0.10
           Exercised                                                 (39,375)                   $0.10
                                                          ---------------------------------------------
         Options outstanding, November 30, 1997                      476,000               $0.01-0.10
                                                          ---------------------------------------------

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------



8.       INCOME TAXES

         The Company has tax loss carry forwards available to reduce future years' income for tax purposes, the benefit of which have not been recorded in the financial statements. These loss carry forwards expire as follows:

                Years of expiry                        Federal               Provincial                Foreign
                ---------------                        -------               ----------                -------
                     2002                             $      -               $   50,000              $        -
                     2003                              900,000                2,350,000                       -
                     2004                              800,000                1,450,000                       -
                     2009                                    -                        -                 925,000
                     2010                                    -                        -               1,000,000
                     2011                                    -                        -                 400,000
                     2012                                    -                        -               1,500,000


         At November 30, 1997, the Company has approximately $30,000 of non-refundable investment tax credits available to reduce future federal income taxes payable which expire beginning in 2004. In addition, the Company has research and development costs of approximately $900,000 which have not been claimed for income tax purposes, and which are available indefinitely to reduce future years' Federal taxable income. The potential benefits of these items have not been reflected in the financial statements.

         The provision for income taxes reported differs from the amount computed by applying the Canadian statutory rate to loss before taxes for the following reasons:


                                                                 1997             1996             1995
                                                          -----------      -----------      -----------
                                                          (11 MONTHS)      (12 months)      (12 months)
                  Loss before income taxes                $(3,024,217)     $(3,170,356)     $  (193,350)
                                                          ---------------------------------------------

                  Expected tax provision                  $(1,349,000)     $(1,414,000)     $   (86,000)

                  Increase (decrease) resulting from:

                    Ontario research and
                       development superallowance             (15,000)         (65,000)         (31,000)

                    Unrecorded benefit of tax losses
                      and unclaimed research and
                      development expense                   1,213,000        1,333,000          126,000

                    Other, including foreign tax rate
                      differential                            151,000          146,000           (9,000)
                                                          ---------------------------------------------

                  Reported income tax
                    provision (recovery)                  $         -      $         -      $         -
                                                          ---------------------------------------------

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 and 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------



8.       INCOME TAXES (CONTINUED)

         The Canadian statutory income tax rate of 44.6% is comprised of Federal income tax at approximately 29.1% (28.8% before 1997) and provincial tax at approximately 15.5%.

         The components of the deferred tax asset classified by the source of the timing difference are as follows:


                                                            November 30,     December 31,
                                                                   1997             1996
                                                            ----------------------------
         Accounting depreciation in excess of
           tax depreciation                                 $   354,000      $   130,000
         Research and development expenses deducted
           for accounting purposes in excess of tax             285,000          190,000
         Losses available to offset future income taxes       2,292,000        1,356,000
         Other                                                   15,000           15,000
         Less:  valuation allowance                          (2,946,000)      (1,691,000)
                                                            ----------------------------

         Deferred income taxes                              $        --      $        --
                                                            ----------------------------

         The Company has recorded a full valuation allowance against the deferred tax asset as management has determined that it is currently more likely than not that such assets will not be recognized.


9.       LEASE COMMITMENTS

         The Company is committed to minimum lease payments for office facilities and equipment over the next five years as follows:

                           1998                      $440,643
                           1999                       286,235
                           2000                       285,959
                           2001                       310,651
                           2002                       166,128

         Rent expense recorded in the financial statements was $178,000 in 1997 (1996 - $207,000; 1995 - $91,000).

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
-------------------------------------------------------------------------------

10.      CHANGES IN NON-CASH WORKING CAPITAL ITEMS

                                        NOVEMBER 30,     December 31,     December 31,
                                               1997             1996             1995
                                        ---------------------------------------------
         Accounts receivable            $   411,415      $  (327,705)     $(1,214,450)
         Unbilled receivables                56,905         (201,516)              --
         Refundable investment tax         (309,074)        (127,429)              --
            credits
         Prepaid expenses and other
            current assets                  (75,761)         (93,992)          (6,710)
         Accounts payable and
            accrued liabilities             (94,077)         837,265          288,619
         Deferred revenue                   782,056          225,725          141,725
                                        ---------------------------------------------
                                        $   771,464      $   312,348      $  (790,816)
                                        ---------------------------------------------



11.      SEGMENTED INFORMATION

         The Company operates in one business segment and one geographical segment, North America.

         Domestic and export sales for fiscal periods 1997, 1996 and 1995 are as follows:

                                    1997            1996            1995
                        ------------------------------------------------
                             (11 MONTHS)     (12 months)     (12 months)
         Canada               $  157,003      $  250,000      $  515,000

         United States         5,622,286       4,312,087       2,869,730

         Europe                  481,594         182,000         546,000

         Other                         -          74,000               -
                        ------------------------------------------------

                              $6,260,883      $4,818,087      $3,930,730
                        ------------------------------------------------

         During 1997, the Company had sales to three customers totalling 12% (1996 - Nil%; 1995 - Nil%), 12% (1996 - Nil%; 1995 - Nil%) and 10%
         (1996 - Nil%; 1995 - Nil%) of total revenue respectively.

         During 1996, the Company had sales to two customers totalling 24% (1997
         - Nil%; 1995 - Nil%) and 20% (1997 - Nil%; 1995 - Nil%) of total revenue respectively.

         These were no sales in excess of 10% of total revenue in 1995.

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------



12.      FINANCIAL INSTRUMENTS

         Concentration of credit risk

         Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of investments in marketable securities and accounts receivable. The Company has investment policies that limit investments to investment grade securities and that limit the amount of credit exposure to any one issuer. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential losses, but does not require collateral.

         Fair values of financial instruments

         The Class B preferred shares are recorded in the financial statements at $1, but may be retracted for total consideration of $1,300,000.

         The carrying values of cash and cash equivalents, marketable securities, accounts receivable, and accounts payable approximate fair value due to the short maturities of such instruments. The carrying value of long-term debt approximates fair value based on current rates offered to the Company for debt with similar collateral and guarantees, if any, and maturities.


13.      SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP

         The Company's consolidated financial statements are prepared on the basis of Canadian GAAP which are different in some respects from United States GAAP. Significant differences between Canadian and United States GAAP are set out below:


                                                     1997             1996             1995
                                              -----------      -----------      -----------
                                              (11 MONTHS)      (12 months)      (12 months)
         Net loss per Canadian GAAP           $(3,024,217)     $(3,170,356)     $  (193,350)
         Adjustment for application of
           SOP 91-1 for software revenue
             recognition (1)                      100,070          199,502         (599,800)
         Adjustment for interest expense
           on preferred shares (2)               (195,833)              --               --
                                              ---------------------------------------------

         Net loss per U.S. GAAP               $(3,119,980)     $(2,970,854)     $  (793,150)
                                              ---------------------------------------------



         Shareholders' equity per
           Canadian GAAP                      $ 1,265,270      $   783,537      $ 3,903,110
         Adjustment for application of
           SOP 91-1 for software
           revenue recognition (1)               (300,228)        (400,298)        (599,800)
         Adjustment for classification of
           preferred shares (2)                (6,333,331)      (3,000,001)      (3,000,001)
                                              ---------------------------------------------

         Shareholders' equity per
           U.S. GAAP                          $(5,368,289)     $(2,616,762)     $   303,309
                                              ---------------------------------------------

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------



13.      SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP
         (CONTINUED)

         If the consolidated statements of cash flows were prepared under United States GAAP, purchases, maturities and sales of marketable securities would be disclosed as an investing activity. In addition, bank indebtedness would be recorded as a financing activity and non-monetary transactions would be removed from the statements of cash flows and separately disclosed. Disclosure in the consolidated statements of cash flows prepared under United States GAAP would be as follows:

                                                            NOVEMBER 30,     December 31,     December 31,
                                                                   1997             1996             1995
                                                            -----------      -----------      -----------
         Net inflow (outflow) of cash
          related to the following activities:

           Operating                                        $(1,626,090)     $(2,254,318)     $  (741,161)
                                                            ---------------------------------------------

           Financing
             Operating line of credit                          (308,340)          71,500          408,000
             Obligations under capital lease                     16,159          (33,571)          99,984
             Repayment of related party
               note payable                                          --               --         (103,928)
             Issue of share capital                           2,172,617              783               22
             Advances from a shareholder                        333,333        1,000,000               --
                                                            ---------------------------------------------

                                                              2,213,769        1,038,712          404,078
                                                            ---------------------------------------------

           Investing
             Purchase of capital assets                        (676,848)        (880,693)        (423,977)
             Purchases of marketable
               securities                                            --               --       (2,718,341)
             Maturities of marketable
               securities                                            --        2,718,341        3,570,386
                                                            ---------------------------------------------

                                                               (676,848)       1,837,648          428,068
                                                            ---------------------------------------------

         Net cash inflow (outflow)                              (89,169)         622,042           90,985

         Cash position, beginning of year                       849,940          227,898          136,913
                                                            ---------------------------------------------

         Cash position, end of year                         $   760,771      $   849,940      $   227,898
                                                            ---------------------------------------------

PROMIRA SOFTWARE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1997
AND YEARS ENDED DECEMBER 31, 1996 AND 1995
(CANADIAN DOLLARS)
--------------------------------------------------------------------------------



13.      SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP
         (CONTINUED)

         (1) Revenue recognition

         Under the United States statement of position 91-1 (SOP 91-1) certain criteria are required to be met before software license revenue can be recognized. These criteria include requirements that revenue should not be recognized until the signed contract is received, even if shipment of the product has occurred. Further, SOP 91-1 provides specific guidance on the unbundling of product, postcontract customer support and other services included in a customer contract. Adjustments have been made to reflect changes in the timing of revenue recognition based on the application of SOP 91-1.

         (2) Preferred shares

         Under United States GAAP, all of the Company's redeemable preferred shares would be disclosed separately, outside of shareholder's equity. In addition, the 166,666 common shares issued on conversion of debt described in Note 7, would be recorded at their estimated fair market value of $1.17 per share for total consideration of $195,833. This amount would be charged to earnings as interest expense on the preferred shares that were also issued as consideration for the converted debt.

         (3) Stock based compensation

         The Company applies APB 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its Stock Option Plan. Accordingly, no compensation expense has been recognized for its stock-based compensation plan. Had compensation cost for the Company's Stock Option Plan been determined based on the fair value at the grant date for awards under the Plan, consistent with the methodology prescribed under Statement of FAS 123, Accounting for Stock-Based Compensation, there would be no material affect on the Company's financial statements.


14.      SUBSEQUENT EVENT

         During the months of December 1997 and January 1998, the Company and its principal shareholders have been involved in the negotiation of the sale of all of the issued and outstanding shares of the Company to a United States public company which would result in a change of control of the Company. As the income tax laws of Canada contain specific tax rules that apply upon a change of control of a corporation, the completion of the proposed transaction will have various tax implications on all tax attributes carried forward including, without limitation, a deemed year-end and a revaluation of tax assets.

         On January 23, 1998, in connection with the proposed sale of all of the issued and outstanding shares of the Company, the Company's shareholders approved the amalgamation of the Company with its principal shareholder, Miralta Capital Inc.. Once the amalgamation becomes effective by the issuance by the Director under the Canada Business Corporations Act of a Certificate of Amalgamation, the Company, as amalgamated, will be continued under the laws of the Province of Nova Scotia. The amalgamation and continuance will not have a material impact on the Company's financial statements.

                             MANUGISTICS GROUP, INC.

          PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


On February 13, 1998, Manugistics Group, Inc. ("Manugistics") completed the acquisition of ProMIRA Software Incorporated (formerly, ProMIRA Software Inc.) ("ProMIRA").

The accompanying unaudited pro forma combined condensed balance sheet has been prepared as if the acquisition was consummated as of November 30, 1997. The unaudited pro forma combined condensed statements of income for the nine months ended November 30, 1997 and the fiscal year ended February 28, 1997 assumes the acquisition took place as of the beginning of the periods presented, and combines Manugistics' and ProMIRA's statements of income.

Adjustments have been made to ProMIRA's statements to conform to Manugistics' presentation. As Manugistics has a fiscal year end of February 28 and ProMIRA has a fiscal year end of December 31, the twelve month period for ProMIRA was derived by adding ProMIRA's ten month period ending December 31, 1996 with its two month period ending February 28, 1997. In addition, ProMIRA's balance sheet was translated using the exchange rate at the balance sheet date and the statement of income was translated at the average exchange rate for the year ended February 28, 1997 and the nine months ended November 30, 1997. Adjustments were also made to conform to U.S. generally accepted accounting principles.

The acquisition has been accounted for as a purchase. The purchase price allocation reflected in the accompanying pro forma combined condensed financial statements has been prepared on a preliminary basis. The purchase price allocation will be adjusted as of the closing based on the final valuations of assets acquired. The purchase price allocation includes a write-off of approximately $47,340,000 for acquired in-process research and development costs. (See the Notes to Pro Forma Combined Condensed Financial Statements.)

The method of combining historical financial statements for the preparation of the pro forma combined condensed financial statements is for presentation only. Actual statements of income of the companies will be combined commencing on the effective date. The unaudited pro forma information does not purport to represent what Manugistics' operations or financial position actually would have been had the acquisition occurred on the dates specified, or to project Manugistics' results of operation or financial position for any future period or date.

The accompanying pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes thereto for both Manugistics and ProMIRA.

                             MANUGISTICS GROUP, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                NOVEMBER 30, 1997
                                 (In thousands)


                                               Historical                                   Pro Forma
                                         Promira        Manugistics       Adjustments      Manugistics
                                       ---------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents            $     534         $   6,288         $  (5,295)(a)     $   1,527
  Marketable securities                       --            66,155                              66,155
  Accounts receivable                      1,282            48,067                              49,349
  Prepaid income taxes                       306             1,664                               1,970
  Other current assets                       146             4,231                               4,377
                                       ---------------------------------------------------------------
      Total current assets                 2,268           126,405            (5,295)          123,378

PROPERTY AND EQUIPMENT - NET                 586            17,152                              17,738

NONCURRENT ASSETS:
  Software development costs - net            --            11,525                              11,525
  Intangibles - net                           --             5,606            18,012 (a)        23,618
  Deferred tax assets                         --                --            17,718 (c)        17,718
  Other noncurrent assets                     --               563                                 563
                                       ---------------------------------------------------------------
TOTAL                                  $   2,854         $ 161,251         $  30,435         $ 194,540
                                       ===============================================================

LIABILITIES AND STOCKHOLDERS'
EQUITY

CURRENT LIABILITIES:
  Accounts payable                     $     311         $   3,439         $   3,030 (a)     $   6,780
  Accrued compensation                       384             4,974                               5,358
  Other accrued expenses                     389             6,541                               6,930
  Deferred revenue                         1,027            12,479                              13,506
                                       ---------------------------------------------------------------
     Total current liabilities             2,111            27,433             3,030            32,574

LONG-TERM DEBT                                66               339                                 405
DEFERRED INCOME TAXES                         --               871                                 871
REDEEMABLE PREFERRED SHARES                4,447                --            (4,447)(a)
STOCKHOLDERS' EQUITY
  Preferred stock                             --                --                                  --
  Common stock,                               --                49                 3 (a)            52
  Additional paid-in capital               2,353           108,999            55,348 (a)       166,700
  Retained earnings (deficit)             (6,123)           23,652             6,123 (a)        (5,970)
                                                                              17,718 (c)
                                                                             (47,340)(a)
  Translation adjustment                      --               625                                 625
  Treasury stock                              --              (717)                               (717)
                                       ---------------------------------------------------------------
     Total stockholders' equity           (3,770)          132,608            31,852           160,690
                                       ---------------------------------------------------------------
TOTAL                                  $   2,854         $ 161,251         $  30,435         $ 194,540
                                       ===============================================================


See accompanying notes to the pro forma combined condensed financial statements.

                             MANUGISTICS GROUP, INC.
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                       NINE MONTHS ENDED NOVEMBER 30, 1997
                    (In thousands, except per share amounts)


                                                                Historical                                       Pro Forma
                                                           Promira        Manugistics         Adjustments        Manugistics
                                                      -----------------------------------------------------------------------
REVENUES:

  Software products                                        $  2,222        $  63,919                              $  66,141
  Consulting, maintenance and other services                  1,561           49,673                                 51,234
                                                      -----------------------------------------------------------------------
       Total revenues                                         3,783          113,592                                117,375
                                                      -----------------------------------------------------------------------

OPERATING EXPENSES:
  Cost of software sold                                           -            7,718                                  7,718
  Cost of consulting, maintenance and other services            672           22,516                                 23,188
  Sales and marketing                                         3,201           41,002                                 44,203
  Product development                                         1,032           20,670                                 21,702
  General and administrative                                  1,071            9,421         $     2,702 (b)         13,194
                                                      -----------------------------------------------------------------------
       Total operating expenses                               5,976          101,327               2,702            110,005
                                                      -----------------------------------------------------------------------

(LOSS) INCOME FROM OPERATIONS                                (2,193)          12,265              (2,702)             7,370

OTHER INCOME - NET                                              (68)           1,853                                  1,785
                                                      -----------------------------------------------------------------------

(LOSS) INCOME BEFORE INCOME TAXES                            (2,261)          14,118              (2,702)             9,155

(BENEFIT) PROVISION FOR INCOME TAXES                           (251)           5,436                                  5,185
                                                      -----------------------------------------------------------------------

NET (LOSS) INCOME                                         $  (2,010)       $   8,682         $    (2,702)          $  3,970
                                                      =======================================================================

EARNINGS PER SHARE                                                         $    0.34                               $   0.15
                                                      =======================================================================

WEIGHTED AVERAGE COMMON SHARES
  AND EQUIVALENT SHARES OUTSTANDING                                           25,658 (d)                             27,208 (e)
                                                      =======================================================================



See accompanying notes to the pro forma combined condensed financial statements.

                             MANUGISTICS GROUP, INC.
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED FEBRUARY 28, 1997
                    (In thousands, except per share amounts)



                                                                   Historical                                       Pro Forma
                                                              Promira         Manugistics        Adjustments        Manugistics
                                                      -------------------------------------------------------------------------
REVENUES:

  Software products                                           $  2,655         $  50,778                            $  53,433
  Consulting, maintenance and other services                     1,011            43,944                               44,955
                                                      -------------------------------------------------------------------------
       Total revenues                                            3,666            94,722                               98,388
                                                      -------------------------------------------------------------------------

OPERATING EXPENSES:

  Cost of software sold                                              -             4,532                                4,532
  Cost of consulting, maintenance and other services               744            19,101                               19,845
  Sales and marketing                                            3,131            32,909                               36,040
  Product development                                            1,426            17,380                               18,806
  General and administrative                                     1,112             8,817        $     3,603 (b)        13,532
  Purchased research and development                                 -             3,697                                3,697
                                                      -------------------------------------------------------------------------
       Total operating expenses                                  6,413            86,436              3,603            96,452
                                                      -------------------------------------------------------------------------

(LOSS) INCOME FROM OPERATIONS                                   (2,747)            8,286             (3,603)            1,936

OTHER INCOME - NET                                                   5             1,016                                1,021
                                                      -------------------------------------------------------------------------

(LOSS) INCOME BEFORE INCOME TAXES                               (2,742)            9,302             (3,603)            2,957

(BENEFIT) PROVISION FOR INCOME TAXES                              (165)            4,960                                4,795
                                                      -------------------------------------------------------------------------

NET (LOSS) INCOME                                            $  (2,577)        $   4,342        $    (3,603)       $   (1,838)
                                                      =========================================================================

EARNINGS (LOSS) PER SHARE                                                         $ 0.19                           $    (0.07)
                                                      =========================================================================

WEIGHTED AVERAGE COMMON SHARES
  AND EQUIVALENT SHARES OUTSTANDING                                               22,964 (d)                           24,514 (e)
                                                      =========================================================================



See accompanying notes to the pro forma combined condensed financial statements.

                             MANUGISTICS GROUP, INC.

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.       Pro Forma Adjustments

         Certain pro forma adjustments have been made to the accompanying pro forma combined condensed financial statements as described below:

         (a) Reflects the acquisition of ProMIRA for approximately $66.1 million ($5.3 million in cash, $57.8 million representing 1,550,000 shares of Manugistics common stock and options to purchase approximately 78,000 shares of Manugistics common stock, approximately $3.0 million of assumed liabilities and acquisition expenses). Also reflects the allocation of $7.3 million to goodwill, $47.3 million to in-process research and development costs, $10.7 million to certain intangible assets including existing software products which had reached technological feasibility, and the elimination of the ProMira equity accounts at the acquisition date.

         (b) Reflects the preliminary allocation of purchase price to goodwill and other intangibles which is being amortized on a straight-line basis over 5 years.

         (c) Reflects the deferred tax assets to the combined entity due to book to tax differences in the amortization of in-process research and development, existing technology and other intangibles based on the effective tax rate of 38.5%.

         (d) The Company's computation of basic earnings per share under Statement of Financial Accounting Standards No. 128, "Earnings per Share," which excludes the dilutive effect of stock options, would have been $0.38 and $0.20 for the nine months ended November 30, 1997 and the fiscal year ended February 28, 1997, respectively.

         (e) Reflects the impact of common stock issued in the acquisition as if outstanding from the beginning of each period. Options issued in the acquisition are presumed not to be dilutive, as they were issued at fair market value.

2.       Purchase price allocation

         In connection with the acquisition, Manugistics paid approximately $63.1 million to the shareholders of ProMIRA consisting of $5.3 million in cash, 1,550,000 shares of common stock and options to acquire approximately 78,000 shares of Manugistics common stock. Manugistics also assumed liabilities and accrued acquisition-related costs of approximately $3.0 million.

         In connection with the purchase price allocation, Manugistics received an independent appraisal of the intangible assets which indicated that a substantial portion of the acquired intangible assets consisted of in-process product development. The development of these projects had not reached technological feasibility and the technology has no alternative future use. In accordance with generally accepted accounting principles, the acquired in-process product development of $47.3 million is being charged to expense by Manugistics in its fourth-quarter ended February 28, 1998 and is reflected as a decrease in retained earnings of $31.2 million ($47.3 million net of deferred taxes of $16.1 million) in the accompanying pro forma combined condensed balance sheet and is excluded from the accompanying combined condensed statements of income.

3.       Other nonrecurring charges

         Included in Manugistics' statement of income for the year ended February 28, 1997 is a one-time charge for purchased in-process product development relating to a previous acquisition. Excluding this one-time charge, Manugistics' net income and earnings per share would have been $8 million and $.35, respectively.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         As more fully described above in Item 2, on February 13, 1998, the Company issued to the ProMIRA Sellers a total of 1,550,000 shares of Common Stock and options to purchase a total of 78,379 shares of Common Stock in connection with the acquisition of ProMIRA. The terms of the Stock Purchase Agreement were determined in arms-length negotiations between the Company and ProMIRA in which certain of ProMIRA's shareholders also participated.

         An aggregate of 988,467 of the Shares were issued to a total of 74 persons then resident in Canada and one person then resident in the United Kingdom. Options to purchase an aggregate of 57,629 shares of Common Stock were issued to a total of 23 persons then resident in Canada. None of such persons were in the United States when the Shares and such options were issued at Closing under the Stock Purchase Agreement. Such Shares and options were not registered under the Securities Act in reliance upon Regulation S thereunder.

         An aggregate of 561,533 of the Shares were issued to a total of 22 persons then resident in the United States. Options to purchase an aggregate of 20,750 shares of Common Stock were issued to a total of 7 persons then resident in the United States. Such Shares and options were not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

         The Stock Purchase Agreement and Registration Rights Agreement imposed certain restrictions on the resale and other transfers of the Shares necessary to make the Regulation D and Regulation S exemptions available. No underwriters were involved in connection with the sale of the Shares under the Stock Purchase Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       MANUGISTICS GROUP, INC.



Date:  February 27, 1998               By: /s/ PETER Q. REPETTI
                                           -------------------------------------
                                           Peter Q. Repetti

                                           Senior Vice President and
                                           Chief Financial Officer

                                 EXHIBIT INDEX

           2.1             Stock Purchase Agreement dated February 13, 1998
         * 2.1(b)          Escrow Agreement
         * 2.1(c)          Custodian Agreement
         * 2.1(d)          Paying Agent Agreement
         * 4               Registration Rights Agreement


         ----------
         * Each agreement named is dated February 13, 1998 and was entered into pursuant to the Stock Purchase Agreement filed as Exhibit 2.1.